Exhibit 10.23

Executive Officer Compensation

The annual base salaries for our executive officers as of January 1, 2010 are as follows:

Name	Title	Annual Base Salary
George A. Lopez, M.D.	Chairman of the Board, President and Chief Executive Officer	$670,000
Alison D. Burcar	Vice President of Product Development	$195,000
Richard A. Costello	Vice President of Sales and Marketing	$336,000
Scott E. Lamb	Chief Financial Officer	$341,000
Steven C. Riggs	Vice President of Operations	$330,000

2009 Discretionary Bonuses:

In July 2009, the Compensation Committee of the Board of Directors approved payment of discretionary bonuses to the above named officers for the first half of 2009, and in January 2010, the Compensation Committee approved discretionary bonuses to each of the above named officers for the second half of 2009.  The amount of the bonuses for the first half of 2009 were previously reported in the Current Report on Form 8-K filed with the SEC on July 23, 2009, and the amount of the bonuses for the second half of 2009 were previously reported in the Current Report on Form 8-K filed with the SEC on February 4, 2010, each of which reports are incorporated herein by reference.